UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF
1934

Date of Report (Date of earliest event reported): December 30, 2025

CLIPPER REALTY INC.
(Exact Name of Registrant as Specified in
Charter)

Maryland	001-38010	47-4579660
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
No.) Incorporation)

4611 12th Avenue, Suite 1L
Brooklyn, New York	11219
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 438-2804

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CLPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

141 Livingston Owner LLC (the “Borrower”), a subsidiary of Clipper Realty Inc. (the “Company”), and Citi Real Estate Funding Inc. entered into the Loan Agreement, dated as of February 18, 2021 (the “Loan Agreement”), related to a loan in the principal amount of $100.0 million (the “Loan”), which was assigned to the Lender (as defined below). The Loan is evidenced by promissory notes (the “Notes”) and secured by the Company’s 141 Livingston Street property (the “Property”). The Company and its operating subsidiary, Clipper Realty L.P. (the “Operating Partnership”), serve as limited guarantors of certain obligations under the Loan, including those related to the $10 million reserve deposit discussed below.

On December 24, 2025, the Borrower, the Operating Partnership, and the Company entered into the Loan Modification Agreement (the “Agreement”) with Wells Fargo Bank, National Association, as trustee for the benefit of the registered holders of certain commercial mortgage pass-through certificates related to the Loan (collectively, the “Lender”), to settle the ongoing litigation between the Lender, the Borrower, the Company and the Operating Partnership. The Agreement became effective on December 30, 2025. Pursuant to the Agreement, the Borrower provided a $10 million renewal tenant reserve account letter of credit and paid fees of approximately $2.2 million to the special servicer and to counsel to the Lender, the Lender waived its claimed late charges and default interest, agreed to dismiss with prejudice the pending foreclosure actions, and approved the previously submitted five-year lease extension with the Property’s New York City tenant effective December 28, 2025.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Cautionary Note Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the resolution of the matters related to the notes issued by the Borrower and its ability to comply with any terms, conditions, obligations or covenants contained in the Agreement. These forward-looking statements are based on management’s current beliefs, intentions and expectations. These statements are neither promises nor guarantees, and involve risks and uncertainties that may cause the Company’s actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, risk factors or uncertainties discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and subsequent reports filed with the SEC. Any such forward-looking statements represent management’s beliefs, intentions and expectations as of the date of this Current Report on Form 8-K. These forward-looking statements speak only as of the date of this report, and the Company undertakes no obligation to revise or update these statements to reflect subsequent events or circumstances.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Loan Modification Agreement, dated December 24, 2025, by and among 141 Livingston Owner LLC, Clipper Realty Inc., Clipper Realty L.P. and Wells Fargo Bank, National Association.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clipper Realty Inc.

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Co-Chairman and Chief Executive Officer

Date: January 2, 2026